Independent Film Development Corporation, a business development company, is offering, as its initial public offering, pursuant to SEC Regulation E, 625,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock for the purchase price of $4.00 per share.

Independent Film Development Corporation is primarily focused on investing in the securities of film production and film and distribution companies.  We have acquired 100% of the equity interests of Signature Entertainment, LLC, a film sales and distribution company.  Our plan of operations is to acquire the securities of portfolio companies engaged in independent film sales, distribution and production, with a goal toward our portfolio companies combining management, contacts and financing to become a significant competitor to mini-major film studios, such as Lionsgate.

An Offering Circular may be obtained from the company at 190 N Canon Drive, Suite 420, Beverly Hills, CA  90210; by Internet at www.ifdccapital.com, by email at george@ifdc.us , or by telephone at 310 275 0880.